Exhibit 10.2

TECHNOLOGY ASSET PURCHASE AGREEMENT

This Technology Asset Purchase Agreement (this “Agreement”) is entered into as of June 1, 2026, by and between Glow Holdings, Inc., a Nevada corporation (the “Company” or “Buyer”), and Ana Teresa Lopez, an individual (“Seller”). Buyer and Seller may each be referred to herein individually as a “Party” and collectively as the “Parties.”

1.        Background

Seller owns, controls, developed, or otherwise holds certain technology assets, software-related rights, business materials, operational methodologies, branding assets, workflows, databases, documentation, and related proprietary rights associated with the business and technology concept known as “Wabiam” and/or “Wabiam Soluciones Tecnológicas” (collectively, the “Wabiam Technology Assets”).

Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign, transfer, convey, and deliver to Buyer, all of Seller’s right, title, and interest in and to the Wabiam Technology Assets, subject to the terms and conditions of this Agreement.

The Parties desire to document the acquisition of the Wabiam Technology Assets by Buyer as part of Buyer’s planned transition toward an enterprise technology and SaaS business focused on workflow automation, operational analytics, AI-enhanced business tools, and scalable software solutions.

2.        Purchase and Sale of Assets

Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller’s right, title, and interest in and to the Wabiam Technology Assets.

The Wabiam Technology Assets include, to the extent owned, controlled, developed, or held by Seller, all assets, materials, and rights relating to Wabiam, Wabiam Soluciones Tecnológicas, and any related technology, software, business concept, commercial platform, or enterprise technology initiative, including, without limitation:

software, source code, object code, scripts, applications, dashboards, databases, APIs, data models, analytics tools, artificial intelligence or data science tools, SaaS concepts, software modules, technical documentation, product plans, business plans, operational workflows, process designs, system designs, wireframes, mockups, user interface designs, logos, branding, trade names, website content, domain names, marketing materials, customer-facing materials, internal development materials, technical know-how, proprietary methods, improvements, enhancements, derivative works, and all related intellectual property and proprietary rights associated therewith.

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3.        Intellectual Property Assignment

Seller hereby irrevocably assigns, transfers, conveys, and delivers to Buyer all right, title, and interest in and to all intellectual property rights and proprietary rights included in or related to the Wabiam Technology Assets, including, without limitation, all copyrights, software rights, trade secrets, proprietary methods, technical documentation, business materials, derivative works, improvements, enhancements, and all related rights of every kind and nature.

Buyer shall have the sole and exclusive right to use, develop, modify, improve, reproduce, distribute, commercialize, license, sublicense, sell, assign, transfer, contribute, and otherwise exploit the Wabiam Technology Assets and all related intellectual property and proprietary rights.

4.        Purchase Consideration

As consideration for the purchase and acquisition of the Wabiam Technology Assets, Buyer shall issue to Seller 2,000,000 shares of Buyer’s restricted common stock, par value $0.001 per share (the “Shares”).

Seller acknowledges and agrees that the Shares constitute full and complete consideration for the sale, assignment, transfer, conveyance, and delivery of the Wabiam Technology Assets to Buyer.

5.        Restricted Securities

Seller acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and are being issued in a private transaction intended to be exempt from registration under the Securities Act.

Seller understands and agrees that the Shares are restricted securities and may not be sold, transferred, pledged, assigned, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an available exemption from registration, and in compliance with applicable federal and state securities laws.

Seller acknowledges that the certificates or book-entry records representing the Shares may bear a restrictive legend substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”

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6.        Delivery of Assets

Seller shall deliver, or cause to be delivered, to Buyer, to the extent in Seller’s possession or control, all files, materials, documents, credentials, source code, repositories, technical documentation, designs, business materials, domain information, account access information, development materials, and other records reasonably necessary to evidence, use, maintain, develop, or commercialize the Wabiam Technology Assets.

Seller further agrees to cooperate reasonably with Buyer in connection with the transfer of access, possession, control, documentation, and ownership records relating to the Wabiam Technology Assets.

7.        No Retained Rights

Seller acknowledges and agrees that, following the execution of this Agreement, Seller shall have no continuing ownership interest, license, claim, title, or right to use, sell, license, transfer, encumber, commercialize, or otherwise exploit the Wabiam Technology Assets, except with the prior written consent of Buyer.

Seller further acknowledges and agrees that Buyer shall have the sole right to develop, modify, commercialize, assign, license, transfer, contribute, or otherwise exploit the Wabiam Technology Assets and related intellectual property rights.

8.        Seller Representations and Warranties

Seller represents and warrants to Buyer that:

•	Seller owns, controls, or otherwise has the right to transfer the Wabiam Technology Assets to Buyer.
•	Seller has full right, power, and authority to enter into this Agreement and to sell, assign, transfer, convey, and deliver the Wabiam Technology Assets to Buyer.
•	Seller has not previously sold, assigned, transferred, pledged, encumbered, licensed, or otherwise disposed of the Wabiam Technology Assets in a manner that would prevent the transfer contemplated by this Agreement.
•	To Seller’s knowledge, no third party has any ownership claim, lien, security interest, license, or other conflicting right in or to the Wabiam Technology Assets that would prevent Seller from transferring the Wabiam Technology Assets to Buyer.
•	Seller has not granted any third party any continuing right to use, own, license, commercialize, or exploit the Wabiam Technology Assets, except as disclosed in writing to Buyer.
•	Seller is acquiring the Shares for investment purposes and not with a view toward resale or distribution in violation of the Securities Act.
•	Seller has had access to such information regarding Buyer as Seller has deemed necessary or appropriate in connection with Seller’s decision to enter into this Agreement and accept the Shares as consideration.
•	Seller understands that an investment in the Shares involves risk and that there is no assurance that Seller will be able to sell or otherwise dispose of the Shares.

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9.        Buyer Representations and Warranties

Buyer represents and warrants to Seller that:

•	Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada.
•	Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.
•	The execution and delivery of this Agreement and the issuance of the Shares have been duly authorized by Buyer.
•	Upon issuance, the Shares will be duly authorized, validly issued, fully paid, and non-assessable.

10.        Further Assurances

Seller agrees to execute and deliver such additional documents, instruments, assignments, confirmations, consents, and records as may be reasonably requested by Buyer to confirm, evidence, perfect, or effectuate the sale, assignment, transfer, conveyance, and delivery of the Wabiam Technology Assets to Buyer.

Buyer agrees to take such actions as may be reasonably necessary to cause the Shares to be issued to Seller in accordance with this Agreement.

11.        Confidentiality

Seller agrees to maintain the confidentiality of any non-public information relating to the Wabiam Technology Assets, including software, source code, technical documentation, business plans, customer information, proprietary methods, data models, product plans, and related commercial or technical materials, except to the extent such information becomes publicly available through no breach of this Agreement or disclosure is required by law.

12.        No Assumption of Liabilities

Buyer is acquiring only the Wabiam Technology Assets described in this Agreement. Buyer shall not assume, and Seller shall remain responsible for, any liabilities, debts, obligations, claims, taxes, expenses, or commitments of Seller, whether known or unknown, fixed or contingent, except as expressly agreed in writing by Buyer.

13.        Independent Parties

Nothing in this Agreement shall be construed to create a partnership, joint venture, employment relationship, agency relationship, or fiduciary relationship between Buyer and Seller. Seller is acting as an independent party in connection with the transaction contemplated by this Agreement.

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14.        Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflict of law principles.

15.        Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, discussions, negotiations, or agreements, whether written or oral, relating to the Wabiam Technology Assets.

16.        Amendments

This Agreement may be amended, modified, or supplemented only by a written instrument signed by both Parties.

17.        Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered electronically, by PDF, DocuSign, scanned copy, or other electronic transmission shall be deemed to have the same force and effect as original signatures.

18.        Binding Effect

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, assigns, representatives, and permitted transferees.

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IN WITNESS WHEREOF, the Parties have executed this Technology Asset Purchase Agreement as of the date first written above.

BUYER:

GLOW HOLDINGS, INC.

/s/ Daniela Carolina Mujica Chacón
Name: Daniela Carolina Mujica Chacón
Title: Chief Executive Officer

Date: June 1, 2026

SELLER:

ANA TERESA LOPEZ

/s/ Ana Teresa Lopez

Date: June 1, 2026

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EXHIBIT A – Description of Wabiam Technology Assets

This Exhibit A describes the Wabiam Technology Assets being sold, assigned, transferred, conveyed, and delivered by Ana Teresa Lopez (“Seller”) to Glow Holdings, Inc. (“Buyer”) pursuant to that certain Technology Asset Purchase Agreement dated June 1, 2026. The Wabiam Technology Assets include, to the extent owned, controlled, developed, created, maintained, used, or held by Seller, all assets, materials, rights, and intellectual property relating to or associated with the business, technology, software, commercial concept, platform, brand, and operational framework known as “Wabiam” and/or “Wabiam Soluciones Tecnológicas,” including, without limitation, the following:

1.	Software, Technology and Development Materials

All software, source code, object code, scripts, applications, prototypes, dashboards, platforms, modules, tools, databases, APIs, data models, analytics tools, automation tools, artificial intelligence or data science tools, SaaS concepts, development-stage technologies, technical frameworks, system architecture, product plans, product designs, wireframes, mockups, user interface designs, technical specifications, development files, and related technology materials.

2.	Business and Operational Materials

All business plans, commercial plans, operational plans, workflow designs, process designs, implementation methodologies, customer use case materials, enterprise software concepts, market materials, strategic plans, product roadmaps, operating models, service descriptions, pricing concepts, customer-facing materials, investor materials, internal planning documents, and related business materials.

3.	Branding, Website and Marketing Materials

All logos, trade names, brand names, domain names, website content, website designs, website files, marketing materials, presentations, graphics, slogans, taglines, social media assets, advertising materials, visual identity materials, customer communications, and other branding or promotional assets relating to Wabiam or Wabiam Soluciones Tecnológicas.

4.	Intellectual Property and Proprietary Right

All copyrights, software rights, trade secrets, proprietary methods, technical know-how, business methods, development frameworks, databases, documentation, improvements, enhancements, derivative works, inventions, designs, concepts, trademarks, service marks, trade names, domain rights, confidential information, and all other intellectual property and proprietary rights associated with the Wabiam Technology Assets.

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5.	Accounts, Access and Records

All account access information, administrative credentials, hosting records, domain registrar records, cloud infrastructure records, software repository information, development environment information, technical records, documentation, passwords, access credentials, and other records necessary or useful to access, maintain, develop, operate, or commercialize the Wabiam Technology Assets.

6.	Improvements and Related Rights

All improvements, enhancements, updates, modifications, derivative works, extensions, adaptations, versions, documentation, notes, technical records, and related rights associated with any of the assets described above.

The Wabiam Technology Assets include all rights necessary or useful for Buyer to evaluate, develop, modify, maintain, commercialize, license, sell, assign, transfer, contribute, or otherwise exploit the assets in connection with Buyer’s enterprise technology, workflow automation, operational analytics, AI-enhanced business tools, scalable software infrastructure, and SaaS-related business initiatives.

Seller retains no ownership interest, license, claim, title, or continuing right in or to the Wabiam Technology Assets except as expressly agreed in writing by Buyer.

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